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                                                                      EXHIBIT 21


                            ACME METALS INCORPORATED
                               SUBSIDIARY LISTING
                               AS OF MARCH 1, 1994
                             -----------------------


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Subsidiary Name, D/B/A,         State or Country of
AND ITS SUBSIDIARIES             INCORPORATION      TYPE OF BUSINESS
- -----------------------------   ------------------  ----------------

Acme Steel Company                  Delaware            Integrated steel
                                                        producer
(d/b/a Acme Steel Company, Inc.,
State of Alabama)
(d/b/a Acme Steelstrapping
Company, State of Texas)

     Alabama Metallurgical          Washington          Leases real estate and
     Corporation                                        equipment


Acme Packaging Corporation          Delaware            Manufacture and sale
(d/b/a Acme Steel Packaging                             of steel strapping and
Corporation, State of                                   related tools
California)

     Acme Steel Company             Barbados            Foreign trading
     International, Inc.                                company

     Alpha Tube Corporation         Delaware            Manufacture and sale
                                                        of welded carbon steel
                                                        tubing

     Alta Slitting Corporation      Delaware            Slitting and
                                                        processing of steel
                                                        products

     Universal Tool & Stamping      Indiana             Manufacture and sale
     Company, Inc.                                      of auto and truck jacks


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